UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(D) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2006

SALEM COMMUNICATIONS CORPORATION

 (Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      [   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.02

TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.04

TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

SIGNATURE

EXHIBIT INDEX

EXHIBIT 99.1

ITEM 1.02

TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Salem Communications Corporation (the “Corporation”) announced that on July 6, 2006  (the “Redemption Date”) it completed the redemption of the remainder of its outstanding 9% Senior Subordinated Notes due July 2011 (the “9% Notes”) issued through its wholly-owned subsidiary Salem Communications Holding Corporation (“HoldCo”).  This redemption of the 9% Notes was previously announced by the Corporation and referenced in the Current Report on Form 8-K submitted by the Corporation on June 6, 2006.  The 9% Notes have been redeemed by HoldCo at a redemption price equal to 104.5% of the principal amount outstanding, $94.0 million, plus accrued and unpaid interest to the Redemption Date.  The Corporation will report a loss of approximately $3.6 million from this early redemption.

The Corporation also announced that it has instructed The Bank of New York, as Trustee of the 9% Notes, to terminate the Indenture Agreement governing the 9% Notes and entered into by and among HoldCo, as issuer, the guarantors party thereto and The Bank of New York; as supplemented by Supplemental Indenture No. 1 dated as of December 16, 2002, by and among the Company, SCC, the guarantors named therein as guarantors, and the Trustee; as supplemented by Supplemental No. 2, dated as of June 12, 2003, by and among the Company, SCC, the guarantors named therein as guarantors, and the Trustee (the “Indenture Agreement”) as a result of the full satisfaction and release of the 9% Notes.  The termination of the Indenture Agreement is anticipated to be completed on or before July 10, 2006.

A copy of the Corporation’s press release dated July 6, 2006, regarding the completion of this redemption and the termination of the Indenture Agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 2.04

TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

The information set forth in item 1.02 above is incorporated herein by this reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)

Exhibits. The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description
99.1

Press release, dated July 6, 2006 of Salem Communications Corporation regarding the completion of the early redemption of $94.0 million of 9% Senior Subordinated Notes and termination of Indenture Agreement

  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION

Date: July 6, 2006	By: /s/ EVAN D. MASYR
Evan D. Masyr
Vice President - Accounting and Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1

Press release, dated July 6, 2006, of Salem Communications Corporation regarding the completion of the early redemption of $94.0 million of 9% Senior Subordinated Notes and termination of Indenture Agreement

EXHIBIT 99.1

Salem Communications Announces Completion of Redemption of its $94.0 Million of 9% Senior Subordinated Notes

CAMARILLO, Calif.--(BUSINESS WIRE)—July 6, 2006--Salem Communications Corporation (NASDAQ:SALM), a leading U.S. radio broadcaster, Internet content provider and magazine publisher targeting audiences interested in Christian and family-themed content and conservative values, today announced that Salem Communications Holding Corporation, a wholly-owned subsidiary, has completed the redemption of the remainder of its outstanding 9% senior subordinated notes due July 2011. Salem will report a loss of approximately $3.6 million resulting from this early redemption.

In addition to its radio properties, Salem Communications owns Salem Radio Network®, which syndicates talk, news and music programming to approximately 2,000 affiliates; Salem Radio Representatives™, a national radio advertising sales force; Salem Web Network™, an Internet provider of Christian content and online streaming; and Salem Publishing™, a publisher of Christian-themed magazines. Upon the close of all announced transactions, the company will own 103 radio stations, including 66 stations in 24 of the top 25 markets. Additional information about Salem may be accessed at the company's website, www.salem.cc.

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem's radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

CONTACT: Salem Communications Corporation

Investors:

Eric Jones, 805-987-0400, ext. 1048

EricJ@salem.cc

Media:

Denise Davis, 805-987-0400, ext. 1081

DeniseD@salem.cc